UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 16, 2013


                                   iTalk, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54664                 20-5302617
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)         Identification Number)

238 NE 1st Avenue, Delray Beach,  Florida                          33444
 (Address of principal executive offices)                        (Zip Code)

                                 (877) 652-3834
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 16, 2013, Ezra E. Ezra resigned as CFO, Treasurer and Director. Additionally, effective January 16, 2013, Richard Dea was appointed as CFO, Treasurer and Director of the Company.

There are no understandings or arrangements between Mr. Dea and any other person pursuant to which he was appointed CFO, Treasurer and Director. The Board of Directors is now comprised of Mr. Levy and Mr. Dea.

BACKGROUND INFORMATION FOR RICHARD DEA

Mr. Dea, brings over 25 years of diverse financial accounting, systems and regulatory experience working directly with the world's leading telecom organizations. From April 1990 to the present, he has served as president of SAE Group of Delray Beach, Florida, a former Division of Inzon Corporation, a company that develops application software satellite and terrestrial video broadcast operations. During the last 15 years, Mr. Dea has also consulted in the areas rate structures, billing and financial reporting for domestic and foreign telecom companies including AT&T, British Telecom, France Telecom, HTN Communications, PamAmSat, and Retevision. He has also led the design and development efforts for implementation of U.S. Communications Taxation Policies and related Billing System Enhancements for the North American subsidiaries of British Telecom (BT) and France Telecom. Mr. Dea began his career with Price Waterhouse where he served on the audit and management advisory services staffs as well as litigation support. He was a Senior Manager-in-charge in the Management Consulting Division of Price Waterhouse. Mr. Dea holds a BS degree in Accounting from Florida State University.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITALK INC.


/s/ David F. Levy
-----------------------------------
David F. Levy
President, Chief Executive Officer,
Secretary and Director

Date: January 22, 2013

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